UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 6, 2011

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Amendment of a Material Definitive Agreement.

On June 6, 2011, Ares Capital Corporation (the “Company”) entered into a restated investment advisory and management agreement (the “Restated Advisory Agreement”) with its investment adviser, Ares Capital Management LLC.  The Restated Advisory Agreement includes certain immaterial changes and also implements the following material changes approved by the Company’s stockholders at its Annual Meeting of Stockholders (the “Annual Meeting”) held on June 6, 2011 as follows:

(i)                                                    the quarterly income hurdle rate used in calculating the income portion of the incentive fee payable to the Company’s investment adviser has been lowered from 2.0% (or 8.0% annually) to 1.75% (or 7.0% annually), the related quarterly catch-up hurdle rate has been adjusted from 2.5% to 2.1875% (or from 10.0% to 8.75% annually) and the general hurdle for deferral of payment of incentive fees generally has been lowered from 8.0% over the prior four full calendar quarters to 7.0% over the prior four full calendar quarters; and

(ii)                                                 the capital gains portion of the incentive fee is calculated using an actual purchase price paid by the Company as the “cost” of such asset even when U.S. generally accepted accounting principles (“GAAP”) requires the Company to record cost at fair value, whether such purchase price is higher or lower than the fair value of such asset at the time of acquisition.

Descriptions in this Current Report on Form 8-K of the Restated Advisory Agreement are qualified in their entirety by reference to a copy of such document, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

(a)           On June 6, 2011, the Company held the Annual Meeting at The Hyatt Regency Century Plaza, located at 2025 Avenue of the Stars, Los Angeles, California, United States 90067.

(b)           The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of the 204,752,336 shares of common stock outstanding on the record date, April 13, 2011.  The common stockholders of the Company voted on five matters at the Annual Meeting, all of which were approved.  The final voting results from the Annual Meeting were as follows:

(1)           A proposal to elect three directors to serve for a term of three years, and until their successors are duly elected and qualify.

	FOR	WITHHELD
Michael J. Arougheti	122,407,753	3,601,353
Ann Torre Bates	122,408,032	3,601,074
Kenneth R. Heitz	122,403,958	3,605,148

(2)           A proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
150,448,392	1,455,943	421,650

(3)           A proposal to authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock).

FOR	AGAINST	ABSTAIN
113,328,948	11,742,605	937,553

(4)           A proposal to amend the advisory agreement to lower (i) the quarterly income hurdle rate used in calculating the income portion of the incentive fee payable to the Company’s investment adviser from 2.0% (or 8.0% annually) to 1.75% (or 7.0% annually) and to adjust the related quarterly catch-up hurdle rate from 2.5% to 2.1875% (or from 10.0% to 8.75% annually) and (ii) the general hurdle for deferral of payment of incentive fees generally from 8.0% over the prior four full calendar quarters to 7.0% over the prior four full calendar quarters.

FOR	AGAINST	ABSTAIN
103,813,955	20,806,085	1,389,066

(5)           A proposal to amend the advisory agreement in order to provide that the capital gains portion of the incentive fee shall be calculated using an actual purchase price paid by the Company as the “cost” of such asset even when GAAP requires the Company to record cost at fair value, whether such purchase price is higher or lower than the fair value of such asset at the time of acquisition.

FOR	AGAINST	ABSTAIN
119,478,597	5,127,386	1,403,123

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

10.1	Restated Investment Advisory and Management Agreement between Ares Capital Corporation and Ares Capital Management LLC, dated as of June 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: June 8, 2011

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Restated Investment Advisory and Management Agreement between Ares Capital Corporation and Ares Capital Management LLC, dated as of June 6, 2011.